SECURITIES AND EXCHANGE COMMISSION

                                               Washington, D.C.  20549



                                                      FORM 8-K


                                                   CURRENT REPORT


                                       Pursuant to Section 13 or 15(d) of the
                                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          October 24, 2001
                                                  -----------------------------


                            HERSHEY FOODS CORPORATION
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             (Exact name of registrant as specified in its charter)

            Delaware                  1-183                  23-0691590
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(State or other jurisdiction     (Commission           (I.R.S. Employer
           of incorporation)         File Number)          Identification No.)


     100 Crystal A Drive, Hershey, Pennsylvania                    17033
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        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:         (717) 534-6799
                                                     ---------------------------








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                             Exhibit Index - Page 3



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                                        INFORMATION TO BE INCLUDED IN REPORT


Item 9   Regulation FD Disclosure

         On October 24, 2001, Hershey Foods Corporation (the "Corporation") announced initiatives to enhance the future operating performance of the Company, and business realignment charges to support the initiatives totaling $275 million pre-tax, or $1.24 per share-diluted, in the fourth quarter of 2001 and in 2002. The charges will include restructuring charges of $218 million or $.99 per share-diluted and operating charges of $57 million or $.25 per share-diluted. $1.08 per share-diluted is expected to be recorded in the fourth quarter of 2001 and $.16 per share-diluted is expected to be recorded in 2002. These business realignment initiatives will generate ongoing annual savings of $60-$65 million when fully implemented, which will be reinvested to create enhanced marketing and selling capabilities. Cash flows for the business will immediately increase as a result of these initiatives. The October 24, 2001 press release, announcing these initiatives, is incorporated herein by reference, and a copy is furnished herewith as Exhibit 99.


                                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  October 24, 2001


                            HERSHEY FOODS CORPORATION



                             By /s/ Frank Cerminara
                                ----------------------
                                 Frank Cerminara
                                 Senior Vice President and Chief Financial
                                 Officer






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
                                  Exhibit Index


Exhibit No.           Description
-----------           -----------

        99 Press release, dated October 24, 2001, announcing certain initiatives to enhance the future operating performance of Hershey Foods Corporation and certain business realignment charges to support these initiatives.
























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